Exhibit 99.2

N E W S  R E L E A S E

Contacts:

Michael N. Cannizzaro
Chairman of the Board,
President & CEO
(949) 282-6000
Brian G. Drazba
Executive Vice President & CFO
(949) 282-6000

INSIGHT HEALTH SERVICES CORP. ANNOUNCES
CHANGE IN SENIOR MANAGEMENT

LAKE FOREST, CALIFORNIA, August 10, 2004—(BUSINESS WIRE)—InSight Health Services Corp. (the “Company”) announced that Michael S. Madler, Executive Vice President-Fixed Division, has left the Company effective yesterday.  He is planning to pursue other interests and opportunities.  Mr. Madler served the Company for nearly 8 years.

Mr. Cannizzaro, President and CEO stated, “We would like to thank Mike for his many contributions to the Company over the years and sincerely wish him well in his future endeavors.”

About InSight

InSight Health Services Corp., headquartered in Lake Forest, California, provides diagnostic imaging and information, treatment and related management services. It serves managed care entities, hospitals and other contractual customers in 34 states, including the following targeted regional markets: California, Arizona, New England, the Carolinas, Florida and the Mid-Atlantic states.

Forward-Looking Statements

Statements contained herein that are not statements of historical or current fact constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. When used herein, forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the Company to be materially different from historical results or from any future results expressed or implied by such forward-looking statements. In addition to statements which explicitly describe such risks and uncertainties readers are urged to consider statements labeled with the terms “believes,” “belief,” “expects,” “intends,” “anticipates” or “plans” to be uncertain and forward-looking.

The forward-looking statements contained herein are also subject generally to other risks and uncertainties that are described from time to time in the Company’s filings with the Securities and Exchange Commission. Given these risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual results.